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                                                                    EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated May 15, 2000 relating to the financial statements, which appear in American Superconductor Corporation's Annual Report on Form 10-K for the year ended March 31, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

                                                  /s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Boston, Massachusetts


July 31, 2000